Exhibit 99.1

AAON, Inc. Presenting at DA Davidson and Sidoti Virtual Conferences

TULSA, OK (September 21, 2020) - AAON, Inc. (NASDAQ: AAON) today announced that Gary Fields, President and CEO and Scott Asbjornson, Vice President and CFO will present at this week’s DA Davidson and Sidoti Virtual Conferences.

AAON will present virtually on Tuesday, September 22, 2020 at 8:00 AM (ET) at the DA Davidson 19th Annual Diversified Industrials & Services Conference.

Webcast Link - https://wsw.com/webcast/dadco50/aaon/1882688

AAON will present virtually on Thursday, September 24, 2020 at 10:45 AM (ET) at the Sidoti Fall 2020 Investor Conference.

Presentation materials are available on the AAON website. https://www.aaon.com/Investors

About AAON
AAON is engaged in the engineering, manufacturing, marketing and sale of air conditioning and heating equipment consisting of standard, semi-custom and custom rooftop units, chillers, packaged outdoor mechanical rooms, air handling units, makeup air units, energy recovery units, condensing units, geothermal/water-source heat pumps, coils and controls. Since the founding of AAON in 1988, AAON has maintained a commitment to design, develop, manufacture and deliver heating and cooling products to perform beyond all expectations and demonstrate the value of AAON to our customers. For more information, please visit www.AAON.com.

Contact Information
Jerry R. Levine
Phone: (914) 244-0292
Fax: (914) 244-0295
Email: jrladvisor@yahoo.com